                               ASSET PURCHASE AGREEMENT

     This Agreement dated as of August 15, 1997, is by and between Neocera, Inc., a Maryland corporation ("Buyer") and Conductus, Inc., a Delaware corporation ("Seller").

     This Agreement sets forth the terms and conditions upon which Buyer will purchase from Seller, and Seller will sell to Buyer, certain assets of Seller's temperature controller business, subject to those liabilities of Seller which are specifically hereinafter described, for the consideration provided herein.

     In consideration of the foregoing, the mutual representations, warranties and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1. DEFINITIONS

     1.1 DEFINITIONS. For the purposes of this Agreement, all capitalized words or expressions used in this Agreement shall have the meanings specified in this Article 1 (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          1.1.1 "AFFILIATE" means when used with respect to any Person if such Person is a corporation, any officer or director thereof and any Person which is, directly or indirectly, the beneficial owner (by itself or as part of any group) of more than five percent (5%) of any class of any equity security thereof, and, if such beneficial owner is a partnership, any general or limited partner thereof, or if such beneficial owner is a corporation, any Person controlling, controlled by or under common control with such beneficial owner, or any officer or director of such beneficial owner or of any corporation occupying any such control relationship.

          1.1.2 "AGREEMENT" means this Asset Purchase Agreement (together with all Exhibits and Schedules hereto) as in effect from time to time.

          1.1.3 "BUSINESS" means Seller's LTC-TM- Low Temperature Controller business operated by Seller prior to the closing and operated by Buyer after the closing through the use of the Purchased Assets.

          1.1.4 "CHARTER" means the Certificate of Incorporation, Articles of Incorporation or Organization or other organizational document of a corporation, as amended and restated through the date hereof.

          1.1.5 "CLAIM" means an action, suit, proceeding, hearing, investigation, litigation, charge, complaint, claim or demand.

          1.1.6 "EXCLUDED PRODUCTS" means (a) any temperature controller system offered for sale by Seller as a component of a product of Seller other than a free-standing temperature controller, and (b) the embedded temperature controllers utilized in Seller's Phoenix contract for APD cryogenics.

          1.1.7 "KNOWLEDGE" shall mean the actual knowledge, upon reasonable investigation, of the Person making a representation or warranty herein.

          1.1.8 "LIEN" means, with respect to any asset, any mortgage, deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, restriction, adverse claim by a third party, title defect or encumbrance of any kind.

          1.1.9 "LTC TEMPERATURE CONTROLLER" means model LTC 10, LTC 10G, LTC 11, LTC 20 and LTC 21 temperature controllers and does not include the Excluded Products.

          1.1.10 "MATERIAL ADVERSE EFFECT" means a material adverse impact or effect on the business, operations, assets, liabilities, prospects or condition (financial or otherwise) of the Business.

          1.1.11 "OFFICER'S CERTIFICATE" means a certificate signed in the name of a corporation by its President, Chief Executive Officer, Treasurer, Chief Financial Officer, or, if so specified, the Clerk or Secretary, acting in his or her official capacity.

          1.1.12 "PERSON" means any individual, firm, partnership, association, trust, corporation, limited liability company, governmental body or other entity.

          1.1.13 "PURCHASE DOCUMENTS" means this Agreement and any other certificate, document, instrument or agreement executed in connection therewith.

          1.1.14 "TAX" means any federal, state, local or foreign tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.

2. PURCHASE AND SALE OF ASSETS

     2.1 PURCHASE OF ASSETS. Upon the terms and subject to the conditions contained in this Agreement, at the Closing (as defined in Section 2.7 hereof), Seller shall sell, assign, transfer and convey to Buyer, and Buyer shall purchase, acquire and accept from Seller, those of Seller's assets as set forth in SCHEDULE 2.1 attached hereto (the "Purchased Assets"), and subject only to the liabilities and obligations of Buyer which are defined in Section 2.3 hereof (the "Assumed Liabilities").

     2.2 RETAINED ASSETS. Seller will retain ownership of all of Seller's assets other than the Purchased Assets and identified on Schedule 2.2 hereto (the "Retained Assets").

     2.3 ASSUMED LIABILITIES. Buyer shall assume the Assumed Liabilities, and will pay, perform and discharge the Assumed Liabilities as they become due. The Assumed Liabilities shall consist solely of the liabilities of Seller listed on
Schedule 2.3 attached hereto. Buyer shall assume no other debts, obligations, contracts, leases or liabilities of Seller (other than the Assumed Liabilities), and Seller shall hold Buyer harmless from, and indemnify Buyer against, any debt, obligation, contract, lease or liability of Seller not expressly assumed by Buyer.

     2.4 RETAINED LIABILITIES. Seller will retain all liabilities other than Assumed Liabilities.

     2.5 PURCHASE PRICE. Upon the terms and subject to the conditions contained in this Agreement, and in consideration of the sale, assignment, transfer and delivery of the Purchased Assets, Buyer will pay, by wire transfer of immediately available funds, to Seller, Three Hundred Twenty Thousand Dollars ($320,000).

     2.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price shall be allocated among the Purchased Assets as set forth in Schedule 2.6 attached hereto.

     2.7 TIME AND PLACE OF CLOSING. The closing of the transactions described in Sections 2.1 through 2.6 hereof (the "Closing") shall take place at Seller's San Diego offices at 9:00 a.m. on August 15, 1997, or at such other place or time as the parties hereto may agree. The date and time at which the Closing actually occurs is hereinafter referred to as the "Closing Date."

     2.8 EXECUTION AND DELIVERY OF DOCUMENTS OF TITLE BY SELLER. At the Closing, Seller shall execute and deliver to Buyer a Bill of Sale in the form of Exhibit 2.8 in order to effect the sale, conveyance, and transfer of the Purchased Assets from Seller to Buyer. Such instruments and documents shall be sufficient to convey to Buyer good and merchantable title in all of the Purchased Assets. Seller will, from time to time after the Closing Date, take such additional actions and execute and deliver such further documents as Buyer may reasonably request in order more effectively to sell, transfer and convey the Purchased Assets to Buyer and to place Buyer in position to operate and control all of the Purchased Assets.

     2.9 EXECUTION AND DELIVERY OF DOCUMENTS BY BUYER. At the Closing, Buyer shall execute and deliver to Seller an Assumption Agreement in the form of
Exhibit 2.9 in order to evidence Buyer's assumption of the Assumed Liabilities. Buyer will, from time to time after the Closing Date, take such additional action and deliver such further documents as Seller may reasonably request in order effectively to assume the Assumed Liabilities.

3. REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller hereby represents and warrants to Buyer as follows:

     3.1 ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Seller has full power and authority to own, use and lease its properties and to conduct its business as currently conducted.

     3.2 AUTHORITY; NO VIOLATION. Seller has all requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Seller has been duly and validly authorized and approved by all necessary corporate action. This Agreement constitutes the legal and binding obligation of Seller, enforceable against it in accordance with its terms. To Seller's Knowledge, the entering into of this Agreement by Seller does not, and the consummation by Seller of the transactions contemplated hereby, including specifically the transfer of the Purchased Assets to Buyer by Seller, will not violate the provisions of (a) any applicable federal, state, local or foreign laws, (b) Seller's Charter or By-Laws, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Seller under, any Lien, contract, agreement, license, lease, instrument, indenture, order, arbitration award, or judgment, which would have a Material Adverse Effect on the Purchased Assets or Buyer's right, title and interest in and to the Purchased Assets after the Closing.

     3.2 ABSENCE OF UNDISCLOSED LIABILITIES. Except for liabilities reflected on Seller's balance sheet as of June 27 1997, liabilities arising in the ordinary course of Seller's Business, and the Assumed Liabilities, to Seller's Knowledge there are no undisclosed liabilities of the Business.

     3.4 TITLE, SUFFICIENCY AND CONDITION OF ASSETS. Seller has good and marketable title to, all of the Purchased Assets, free and clear of all Liens and the sale and delivery of the Purchased Assets to Buyer pursuant hereto shall vest in Buyer good and marketable title thereto, free and clear of any and all Liens and defects, other than as disclosed in Schedule 3.4 hereto or as may be created by Buyer. To the Knowledge of Seller, all tangible properties and assets comprising the Purchased Assets are in good operating condition and repair, ordinary wear and tear excepted, have been well maintained, and conform with all applicable laws, statutes, ordinances, rules and regulations. The Purchased Assets constitute less than half of the Seller's inventory and equipment measured by value, within the meaning of Section 6102 of the California Uniform Commercial Code.

     3.5 BROKERS. Neither Seller or anyone acting on its behalf, has engaged, retained, or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the sale of the Purchased Assets, this Agreement or the transactions contemplated hereby.

     3.6 WARRANTY OBLIGATIONS. Attached hereto as Schedule 3.6 are correct and complete copies of warranty obligations made by Seller with respect to the Purchased Assets. Schedule 3.6 also lists all Purchased Assets under warranty and all pending or, to Seller's Knowledge threatened warranty claims respecting the Purchased Assets and identifies the actions being undertaken by Seller to address such warranty claims.

     3.7 INTELLECTUAL PROPERTY. To Seller's Knowledge, without having conducted any patent or trademark search, Seller has sufficient title and ownership of, or license to, all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights and processes necessary for the Business as now conducted, without any conflict with or infringement of the rights of others. Schedule 3.7 sets forth (i) a true and complete list of such patents, trademarks, service marks, trade names, copyrights owned by Seller and included among the Purchased Assets, and (ii) all patents, trademarks, trade names, copyrights, technology and processes not owned by Seller but used by Seller the Business which are material to the Business and included among the Purchased Assets. All such patents, trademarks, trade names, copyrights, technology and processes not owned by Seller but used by the Seller in the Business which are material to its Business are used pursuant to a license or other right granted by a third party, except for standard "shrink-wrap" licenses for software programs. No claims are pending against Seller by any person with respect to the use of any of the foregoing, or challenging or questioning the validity or effectiveness of any license or agreement relating to the same. Seller has not received any communications alleging that Seller has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary right of any person or entity. Neither the execution nor delivery of this Agreement or any assignment of licenses ancillary hereto will, to the best of Seller's knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract covenant or instrument to which Seller is a party.

     3.8 LITIGATION, ETC. There are no actions, suits, proceedings, orders, investigations or claims pending or threatened against Seller, or to which Seller is a party, at law or in equity, or before or by any court, tribunal, governmental department, commission, board, bureau, agency or instrumentality, or any arbitration proceedings pending under collective bargaining agreements or otherwise, which would have a Material Adverse Effect on the Purchased Assets or would prevent or delay the consummation of the transactions contemplated by this Agreement.

     3.9 BUSINESS RECORDS. To its knowledge, Seller's files and customer lists respecting the Business and Purchased Assets are complete and correct in all material respects.

     3.10 MATERIAL MISSTATEMENTS OR OMISSIONS. Neither this Agreement (including the Schedules and Exhibits hereto) nor any document, certificate or instrument furnished in connection therewith contains, with respect to Seller or the Business, any untrue statement of a material fact or omits to state a material fact necessary to made the statements therein not misleading.

     3.11 EFFECTIVE DATE OF WARRANTIES, REPRESENTATIONS AND COVENANTS. Each warranty, representation, and covenant set forth in this Article 3 shall be deemed to be made on and as of and speak as of the Closing (except as otherwise specifically provided herein). The representations and warranties contained in this Article 3 shall not be affected or deemed waived by reason of the fact that Buyer and/or its representatives knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

4. REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Seller as follows:

     4.1 ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland, with full power and authority to own, use or lease its properties and to conduct its business as such properties are owned, used or leased and as such business is conducted.

     4.2 AUTHORITY. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out the transactions contemplated hereby. The execution, delivery and performance of this Agreement by Buyer have been duly and validly authorized and approved by all necessary corporate action on the part of Buyer, and this Agreement constitutes the legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Assuming the accuracy of the representations and warranties of Seller hereunder and to the best knowledge of Buyer, the entering into of this Agreement by Buyer does not, and the consummation by Buyer of the transactions contemplated hereby will not, violate the provisions of (a) any applicable laws of the United States or any other state or jurisdiction in which Buyer does business, (b) the Charter or By-Laws of Buyer, or (c) any provision of, or result in a default or acceleration of any obligation under, or result in any change in the rights or obligations of Buyer under, any mortgage, Lien, lease, agreement, contract, instrument, order, arbitration award, judgment, or decree which would have a Material Adverse Effect on Buyer's ability to consummate the transactions contemplated hereunder.

     4.3 BROKERS. Neither Buyer nor anyone acting on its behalf has engaged, retained or incurred any liability to any broker, investment banker, finder or agent or has agreed to pay any brokerage fees, commissions, finder's fees or other fees with respect to the purchase of Purchased Assets, this Agreement or the transactions contemplated hereby.

     4.4 WAIVER OF COMPLIANCE WITH THE BULK SALES ACT. In connection with the transactions contemplated hereby, and in reliance upon Seller's representations and warranties in Section 3.4 hereof, the parties shall waive compliance with the provisions of Article 6 of the Uniform Commercial Code - Bulk Transfers and the Bulk Sales Act and any other applicable bulk sales act or statute ("Bulk Sales Acts").

5. CLOSING CONDITIONS

     5.1  CONDITIONS TO OBLIGATIONS OF BUYER.  The obligations of
Buyer to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          5.1.1 REPRESENTATIONS, WARRANTIES AND COVENANTS. Each of the representations and warranties of Seller contained in this Agreement shall remain true and correct at the Closing Date as fully as if made on the Closing Date; Seller shall have performed, on or before the Closing Date, all of its obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed on or before the Closing Date; and Seller shall have delivered to Buyer an Officer's Certificate dated the Closing Date of Seller to such effect.

          5.1.2 NO PENDING ACTION. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced in either House of Congress or in the legislature of any state, and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, in the reasonable judgment of Buyer could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets) or result in a Material Adverse Effect.

          5.1.3     PURCHASE PERMITTED BY APPLICABLE LAWS; LEGAL
INVESTMENT. Buyer's purchase of and payment for the Purchased Assets (a) shall not be prohibited by any applicable law or governmental order, rule, ruling, regulation, release or interpretation, (b) shall not constitute a fraudulent or voidable conveyance under any applicable law, and (c) shall be permitted by all applicable laws, statutes, ordinances, regulations and rules of the jurisdictions to which Buyer is subject.

          5.1.4 PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the purchase and sale of the Purchased Assets, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Buyer.

          5.1.4     CONSENTS - PERMITS.  Seller shall have received
(and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance, regulation or rule or pursuant to any agreement, order or decree to which Seller with respect to the Business is a party or to which it is subject, in connection with the transactions contemplated by this Agreement and the sale of the Purchased Assets.

          5.1.6     INTELLECTUAL PROPERTY.

     (a) With respect to patents, trademarks, service marks, trade names, copyrights owned by Seller, included among the Purchased Assets, and listed in Schedule 3.7, Seller shall execute and deliver to Buyer appropriate instruments of transfer conveying to Buyer all right, title and interest in and to such intellectual property; and

     (b) With respect to any intellectual property listed in Schedule 3.7 as licensed from others, Seller shall have obtained the consent of the owner of the intellectual property to license or sublicense the intellectual property to Buyer, subject to any terms and conditions contained in the licenses of such intellectual property to Seller

          5.1.7 CREDITORS. Seller shall satisfy all creditors in connection with Seller's operation of the Business prior to the Closing, except as contemplated by the Assumed Liabilities, and shall remove any and all Liens against the Purchased Assets.

     5.2 CONDITIONS TO OBLIGATIONS OF SELLER. The obligations of Seller to consummate this Agreement and the transactions contemplated hereby are subject to the fulfillment, prior to or at the Closing, of the following conditions precedent:

          5.2.1 REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Buyer in this Agreement shall remain true and correct at the Closing Date, and Buyer shall, on or before the Closing Date, have performed all of its obligations under this Agreement and the other Purchase Documents which by the terms thereof are to be performed by it on or before the Closing Date; and Buyer shall have delivered an Officer's Certificate to Seller dated the Closing Date to such effect.

          5.2.2 NO PENDING ACTION. No legislation, order, rule, ruling or regulation shall have been proposed, enacted or made by or on behalf of any governmental body, department or agency, and no legislation shall have been introduced and no investigation by any governmental authority shall have been commenced or threatened, and no action, suit, investigation or proceeding shall have been commenced before, and no decision shall have been rendered by, any court or other governmental authority or arbitrator, which, in any such case, was not known by Seller on the date hereof or which could adversely affect, restrain, prevent or rescind the transactions contemplated by this Agreement (including, without limitation, the purchase and sale of the Purchased Assets) or result in a Material Adverse Effect.

          5.2.3 PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the assumption of Assumed Liabilities, all of the other Purchase Documents and all documents and papers relating thereto, shall be in form and substance reasonably satisfactory to Seller.

          5.2.4 CONSENTS - PERMITS. Buyer shall have received (and there shall be in full force and effect) all material consents, approvals, licenses, permits, orders and other authorizations of, and shall have made (and there shall be in full force and effect) all such filings, registrations, qualifications and declarations with, any Person pursuant to any applicable law, statute, ordinance, regulation or rule or pursuant to any agreement, order or decree to which Buyer with respect to the Business is a party or to which it is subject, in connection with the transactions contemplated by this Agreement, the purchase of the Purchased Assets and the assumption of Assumed Liabilities.

     5.3  CLOSING DELIVERIES.  At or prior to the Closing.

          5.3.1 PURCHASE PRICE. Buyer shall deliver, or cause to be delivered to Seller, the Purchase Price.

          5.3.2 PURCHASE DOCUMENTS. Buyer and Seller shall execute and deliver, or cause to be executed and delivered, the Purchase Documents.

6. TERMINATION

     6.1 TERMINATION OF AGREEMENT. This Agreement and the transactions contemplated hereby may (at the option of the party having the right to do so) be terminated at any time on or prior to the Closing Date as follows:

          6.1.1 MUTUAL CONSENT. By mutual written consent of Buyer and Seller;

          6.1.1 COURT ORDER. By Buyer or Seller if any court of competent jurisdiction shall have issued an order pursuant to the request of a third party restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

          6.1.3     FAILURE TO CLOSE.   By Buyer or Seller if the
transactions contemplated hereby shall not have been consummated on or before August 15, 1997; provided, however, that such right to terminate this Agreement shall not be available to any party whose failure to fulfill any obligation of this Agreement has been the cause of, or resulted in, the failure of the transactions contemplated hereby to be consummated on or before such date;

          6.1.4 TERMINATION BY SELLER. By Seller upon notice to Buyer, if as of the Closing (i) a condition to the performance of Seller set forth in Section 6.2 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Buyer, or (iii) any representation or warranty set forth in this Agreement or in any instrument delivered by Buyer pursuant hereto shall be false or misleading; or

          6.1.5 TERMINATION BY BUYER. By Buyer by notice to Seller at any time prior to the Closing if (i) a condition to the performance of Buyer set forth in Section 6.1 hereof shall not be fulfilled at the time specified for the fulfillment thereof, (ii) a default under or a breach of this Agreement shall be made by Seller, (iii) any representation set forth in this Agreement or in any instrument delivered by Seller pursuant hereto shall be false or misleading, or
(iv) the results of Buyer's due diligence of the Business shall not be satisfactory to Buyer.

     6.2 EFFECT OF TERMINATION AND RIGHT TO PROCEED. If this Agreement is terminated pursuant to this Section 6, all further obligations of Buyer and Seller under this Agreement shall terminate without further liability of Buyer or any Affiliate thereof to Seller or of Seller to Buyer or any Affiliate thereof. If any of the conditions to obligations of Buyer specified herein have not been satisfied, Buyer, in addition to any other rights which it may have, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby and, if any of the conditions to the obligations of Seller specified herein have not been satisfied, Seller in addition to any other rights which may be available to it, shall have the right to waive its rights to have such conditions satisfied and elect to proceed with the transactions contemplated hereby.

7. INDEMNIFICATION

     7.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each and every such representation and warranty set forth in this Agreement shall survive until the first anniversary of the Closing Date.

     7.2 INDEMNIFICATION BY SELLER. Seller shall indemnify, defend and hold Buyer, its officers, directors, employees, owners, agents and Affiliates, harmless from and in respect of any and all losses, damages, costs and expenses of any kind and nature whatsoever (including, without limitation, interest and penalties, reasonable expenses of investigation and court costs, reasonable attorneys' fees and disbursements and the reasonable fees and disbursements of other professionals) which may be sustained or suffered by any of them (collectively "Losses"), arising out of, resulting from or pertaining to any Retained Liability, any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Seller contained in this Agreement or any other Purchase Document, liabilities under the Bulk Sales Acts, and all environmental, ecological, health, safety, products liability or other claims pertaining to the Business or the Purchased Assets which relate to time periods or events occurring prior to the Closing Date.

     7.3 INDEMNIFICATION BY BUYER. Buyer shall indemnify, defend and hold Seller and its officers, directors, employees, consultants, owners, agents and Affiliates, harmless from and in respect of any and all Losses which may be sustained or suffered by any of them arising out of or resulting from or pertaining to any breach or inaccuracy of any representation or warranty or the breach of or failure to perform any warranty, covenant, undertaking or other agreement of Buyer contained in this Agreement or any other Purchase Document or all Assumed Liabilities (other than Retained Liabilities) and for all environmental, ecological, health, safety, products liability or other Claims pertaining to the Business or the Purchased Assets which relate to time periods or events occurring after the Closing Date.

     7.4 NOTICE AND OPPORTUNITY TO DEFEND. If there occurs an event which a party asserts is an indemnifiable event pursuant to Section 7.2 or 7.3, the party seeking indemnification (the "Claiming Party") shall promptly notify the other party obligated to provide indemnification (the "Indemnifying Party"). If such event involves (a) any Claim, or (b) the commencement of any action, suit or proceeding by a third person, the Claiming Party will give the Indemnifying Party prompt written notice of such Claim or the commencement of such action, suit or proceeding, PROVIDED, HOWEVER, that the failure to provide prompt notice as provided herein will relieve the Indemnifying Party of its obligations hereunder only to the extent that such failure prejudices the Indemnifying Party hereunder. In case any such action, suit or proceeding shall be brought against a Claiming Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it desires to do so, to assume the defense thereof, with counsel reasonably satisfactory to the Claiming Party and, after notice from the Indemnifying Party to the Claiming Party of such election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Claiming Party hereunder for any attorneys' fees or any other expenses, in each case subsequently incurred by the Claiming Party, in connection with the defense of such action, suit or proceeding. The Claiming Party shall cooperate fully with the Indemnifying Party and its counsel in the defense against any such action, suit or proceeding. In any event, the Claiming Party shall have the right to participate at its own expense in the defense of such action, suit or proceeding. In no event shall an Indemnifying Party be liable for any settlement or compromise effected without its prior consent.

     7.5 PAYMENT. Payment of amounts owing by the Indemnifying Party pursuant to Sections 8.2 through 8.3 with respect to a third party claim shall be made within thirty days after the later of (i) settlement of the third party claim, or (ii) the expiration of the period for appeal of a final adjudication of such third party claim.

     7.5 TAX BENEFITS; INSURANCE PROCEEDS. In determining the amount of any damages for which any party is entitled to indemnification under this Agreement, the gross amount thereof will be reduced by any correlative Tax benefit or insurance proceeds realized or to be realized by such party; provided, however, that any increase in insurance premiums or Taxes or the like caused by the damages or payment thereof shall be taken into consideration and utilized to offset the reduction in damages.

     7.7 DISPUTE RESOLUTION. In the event that a dispute arises between the parties as to any claim for Indemnification under Sections 7.1 through 7.4 hereof, the Presidents of each party hereto shall, for a period of ten (10) days, discuss the matter in question to see if it is capable of a resolution without invoking the provisions of Section 7.4 hereof. In the event that the matter has not been so resolved upon the conclusion of such ten (10) day period, during the next thirty (30) days the parties shall engage in good faith non-binding mediation with a mutually agreeable third party mediator in an effort to resolve such matter. If the Claiming Party is the Seller, the mediation shall occur in Baltimore, Maryland. If the Claiming Party is the Buyer, the mediation shall occur in San Jose, California.

8. MISCELLANEOUS

     8.1 FEES AND EXPENSES. Each of the parties hereto will pay and discharge its own expenses and fees in connection of with the negotiation of and entry into this Agreement and the consummation of the transactions contemplated hereby.

     8.2 NOTICES. All notices, requests, demands, consents and communications necessary or required under this Agreement or any other Purchase Document shall be made in the manner specified, or, if not specified, shall be delivered by hand or sent by registered or certified mail, return receipt requested, overnight courier, or by telecopy (receipt confirmed) to:

                    if to Buyer:

                    Neocera, Inc.
                    10000 Virginia Manor Road
                    Suite 300
                    Beltsville, Maryland 20705-4215
                    Attn: President
                    Facsimile Transmission Number:  (301) 210-1042

                    with a copy to:
                    Whiteford, Taylor & Preston L.L.P.
                    Seven Saint Paul Street
                    Suite 1400
                    Baltimore, Maryland 21202
                    Attn: Robert B. Curran, Esquire
                    Facsimile Transmission Number: (410) 347-9478 if to Seller:

                    Conductus, Inc.
                    969 West Maude Avenue
                    Sunnyvale, CA  94086
                    Attention:  Charles E. Shalvoy
                                 President
                    Facsimile Transmission Number: (408) 523-9979

               with a copy to:

                    Conductus, Inc.
                    969 West Maude Avenue
                    Sunnyvale, CA  94086
                    Attention:  Judith A. DeFranco, Esq.
                              Manager, Legal Affairs
                    Facsimile Transmission Number:  (408) 523-9979

     All such notices, requests, demands, consents and other communications shall be deemed to have been duly given or sent two (2) days following the date on which mailed, or on the date on which delivered by hand or overnight courier or by facsimile transmission (receipt confirmed), as the case may be, and addressed as aforesaid.

     8.3 SUCCESSORS AND ASSIGNS. All covenants and agreements set forth in this Agreement and made by or on behalf of any of the parties hereto shall bind and inure to the benefit of the successors and assigns of such party, whether or not so expressed, except that Seller may not assign or transfer any of its rights or obligations under this Agreement without the consent in writing of Buyer.

     8.4 COUNTERPARTS, ETC. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart. The headings of the sections and paragraphs of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement. If any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason in any jurisdiction, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired or affected, it being intended that each of parties' rights and privileges shall be enforceable to the fullest extent permitted by law, and any such invalidity, illegality and unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     8.5 GOVERNING LAW. This Agreement, including the validity hereof and the rights and obligations of the parties hereunder, shall be construed in accordance with and governed by the laws of the State of California applicable to contracts made and to be performed entirely in such state (without giving effect to the conflicts of laws provisions thereof).

     8.6 ENTIRE AGREEMENT. This Agreement, including the Schedules referred to herein, is complete, and all promises, representations, understandings, warranties and agreements with reference to the subject matter hereof, and all inducements to the making of this Agreement relied upon by all the parties hereto, have been expressed herein or in said Schedules or Exhibits. This Agreement may not be amended except by an instrument in writing signed on behalf of Seller and Buyer.

     8.7  RESTRICTIVE COVENANTS.

          8.7.1 The Seller shall not, for a period of three (3) years following the Closing Date, without the Buyer's prior and specific written consent, engage in any of the following activities:

                    (a) Offer for sale, directly or through representatives or distributors, LTC Temperature Controllers;

                    (b) Interfere, directly or indirectly, with the conduct of the Business by the Buyer, or of any Affiliate.

                    (c) Except at the direction of the Buyer, divulge, use, disclose or furnish any trade secrets or any other confidential information concerning the Business.

          8.7.2 Notwithstanding the foregoing restrictive covenants, Seller shall not be in violation of this Section 8.7 if it sells Excluded Products.

          8.7.3 The Seller and Buyer acknowledge and agree that (a) the restrictions set forth in this Section 8.7 are reasonable in terms of scope, duration, geographic area, and otherwise, and (b) the protections afforded to the Buyer, and its Affiliates, hereunder are necessary to protect their legitimate business interests.

     8.8 ATTORNEYS' FEES: COSTS. If either party resorts to mediation, litigation or other legal process to enforce its rights under this Agreement, the prevailing party shall be entitled to an award of its reasonable costs and attorney's fees.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first set forth above.


ATTEST:                                      NEOCERA, INC.

__________________________              __________________________

By:_______________________              By:_______________________

                                        Title:____________________

ATTEST:

__________________________              CONDUCTUS, INC.

By:_______________________              By:_______________________

                                        Title:____________________

                                     SCHEDULE 2.1
                                   PURCHASED ASSETS

               Seller shall deliver to Buyer the following:

               1. All drawings, specifications and similar materials of the Business in hard copy and electronic form (where available);

               2. All intellectual property of the Business, including, without limitation, the following rights as more fully identified on Schedule 3.7 hereto:

                    a)   All patents used in the Business;

                    b)   All licenses used in the Business;

                    c)   All trademarks used in the Business;

                    d)   All copyrights used in the Business;

                    e)   All know-how used in the Business;

               3. All documents, including CE Certification and NIST traceability files;

               4. The fixtures, tools and equipment of the Business used in the assembly, test, calibration, and support of the Business as follows:

                    a)   Lab View Drivers for LTC;

                    b)   LTC firmware source code;

                    c)   LTC interface software;

                    d)   LTC test software;

                    e)   LTC calibration software;

                    f) Source code for the interface, test and calibration software (1 diskette);

                    g)   Calibration procedure documentation;

                    h)   Test calibration fixture with precision resistors;

                    i)   Xeltek SuperPro programmer with cable and 2 adaptors;

                    j) Tech Tools Econorom ee220 emulator, (1 emulator, 1 cable, 1 floppy disk); and

                    k)   Lattice Starter Kit.

               5. All inventories of the Business, including raw materials, finished goods, and test and marketing demonstration units existing on the Closing Date.

               6. All customer files and records relating to the Business and Purchased Assets.

               7. All brochures, marketing literature, and customer lists.

                                     SCHEDULE 2.2
                                   RETAINED ASSETS

                    Seller shall retain ownership of the following assets:

               1. All fixtures, tools and equipment of Seller, whether used in the Business or not, not listed in SCHEDULE 2.1.4; and

               2.   All right and interest in Excluded Assets .

                                     SCHEDULE 2.3
                                 ASSUMED LIABILITIES

                    Buyer shall be responsible for the following:

               1. Ongoing factory service for out-of-warranty customers of LTC Temperature Controllers; and

               2. Warranty service after the Closing for LTC Temperature Controllers which are still covered by their original warranty.

                                     SCHEDULE 2.6
                             ALLOCATION OF PURCHASE PRICE

               The Purchase Price shall be allocated as follows:

     Fixed Assets:  $157,000.00
     Inventory:     $105,000.00
     Goodwill:      $ 58,000.00

                                     SCHEDULE 3.4
                                  LIENS AND DEFECTS

               None

                                     SCHEDULE 3.6
                                 WARRANTY OBLIGATIONS

U.S. SALES OF PRODUCTS

WARRANTY: LIMITATION OF LIABILITY. UNLESS SPECIFIED OTHERWISE IN WRITING, PRODUCTS SOLD BY SELLER ARE WARRANTED TO BE FREE OF DEFECTS IN MATERIALS OR WORKMANSHIP FOR A PERIOD OF ONE YEAR FROM THE DATE OF DELIVERY TO BUYER. SELLER'S SOLE AND EXCLUSIVE OBLIGATION IS TO REPAIR OR REPLACE ANY PRODUCT OR PRODUCTS WITH ANY DEFECT WARRANTED AGAINST, PROVIDED THAT SELLER RECEIVED WRITTEN NOTICE OF THE DEFECT DURING THE PERIOD OF WARRANTY, AND ANY DEFECTIVE PRODUCT IS RETURNED AT BUYER'S EXPENSE TO SELLER AT A LOCATION TO BE DESIGNATED BY SELLER. THE EXPENSE OF REMOVAL AND REINSTALLATION OF ANY PRODUCT OR PRODUCTS IS NOT INCLUDED IN THIS WARRANTY. THESE WARRANTIES ARE IN LIEU OF AND EXCLUDE ALL OTHER EXPRESS OR IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATIONS, ANY IMPLIED WARRANTY OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL SELLER BE LIABLE FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES TO BUYER OR ANY THIRD PARTY CAUSED BY ANY DEFECTIVE PRODUCT, WHETHER THE DEFECT IS WARRANTED AGAINST OR NOT, OR FOR ANY BREACH OF THIS AGREEMENT, NOR SHALL SELLER BE LIABLE TO BUYER FOR ANY AMOUNT EXCEEDING THE PURCHASE PRICE OF THE PRODUCT. SELLER SHALL HAVE NO OBLIGATION UNDER THIS AGREEMENT TO MAKE REPAIRS OR REPLACEMENTS NECESSITATED BY CATASTROPHE, FAULT, IMPROPER USE OR NEGLIGENCE.

SALES THROUGH DISTRIBUTOR

     WARRANTY AND DISCLAIMER. Conductus warrants to Distributor only that the Products will be free from material defects in materials and workmanship. Obligations under this warranty shall be limited to replacing, repairing, or giving credit for the purchase price, at Conductus's option, of any instrument returned, shipment prepaid, to its factory for that purpose within one year of delivery to Distributor, provided prior authorization for such return has been given by an authorized Conductus representative.

     This warranty will not apply to any instrument which Conductus's inspection discloses to have become defective or unworkable due to abuse, mishandling, misuse, accident, alteration, negligence, improper installation, or other causes. This warranty will not apply to any instrument or component not manufactured by Conductus. When items manufactured by others are included in Products the original manufacturer's warranty, if any, is extended to Distributor to the extent permitted by that manufacturer.

OUTSTANDING WARRANTY CLAIMS

NONE.

                                    SCHEDULE 3.7
                               INTELLECTUAL PROPERTY

               (a) Intellectual Property owned by Seller:

               1. Unregistered rights in the marks "LTC-10," "LTC-10G," "LTC-11," "LTC-20," and "LTC-21;"

               2. Unregistered copyrights in all control software for LTC Temperature Controllers;

               (b) Third Party Intellectual Property licensed by Seller:
               None.